Form 21
                                  (Section 371)

                          PROVINCE OF BRITISH COLUMBIA

                                                             Certificate of
                                                        Incorporation No. 256465


                                   COMPANY ACT

                                  MEMORANDUM OF
                               CAPROCK ENERGY LTD.


        I wish to be formed into a company with limited liability under the "Company Act" in pursuance of this Memorandum.

1.      The full name of the Company is CAPROCK ENERGY LTD.

2. The authorized capital of the Company consists of Twenty Million (20,000) common shares without par value.

3. I agree to take the number and kind and class of shares in the Company set opposite my name.


Name:                    Sandra Kansky                Number & Class of Shares
                                                      -------------------------
Resident Address:        2176 West 15th Avenue        One (1) Common Share
                         Vancouver, B.C. V6K 2Y5
Occupation:              Secretary                    Total Shares Taken: One(1)
                                                      --------------------------
                                                          Common Share

Date: November 3, 1982

                                   COMPANY ACT


                 (As altered by Resolution passed May 26, 1986)


                               ALTERED MEMORANDUM
                             OF CAPROCK ENERGY LTD.


        I wish to be formed into a company with limited liability under the "Company Act" in pursuance of this Memorandum

1.   The full name of the Company is "CAPROCK ENERGY LTD."


2. The authorized capital of the Company consists of Nineteen Million Nine Hundred Eighty Eight Thousand Two Hundred Sixty Five (19,988,265) common shares without par value.

3. I agree to the number and kind and class of shares in the Company set opposite my name.


Name:                                            Number & Class of Shares
Address:

Occupation:

                                   COMPANY ACT


                 (As altered by Resolution passed June 25, 1987)


                               ALTERED MEMORANDUM
                             OF CAPROCK ENERGY LTD.


        I wish to be formed into a company with limited liability under the "Company Act" in pursuance of this Memorandum

1.   The full name of the Company is "CAPROCK ENERGY LTD."


2. The authorized capital of the Company consists of Twenty Million (20,000) common shares without par value.

3. I agree to the number and kind and class of shares in the Company set opposite my name.


Name:                                               Number & Class of Shares
Address:

Occupation:

                                     Form 21
                                  (Section 371)

                          PROVINCE OF BRITISH COLUMBIA

                                                              Certificate of
                                                        Incorporation No. 256465

                                   COMPANY ACT

                               SPECIAL RESOLUTION

The following special resolutions were passed by the undermentioned Company on the date stated:

Name of Company:                             CAPROCK ENERGY LTD.

Date resolution passed:                      September 19, 1988

Resolution:

"UPON MOTION duly made, seconded and carried, IT WAS RESOLVED, as a Special Resolution, that:

1. The authorized capital be altered by consolidating all of the Company's common shares, being Twenty Million (20,000,000) common shares without par value, of which Nine Million Five Hundred Sixteen Thousand Three Hundred Ninety Eight (9,516,398) shares are issued, to Four Million (4,000,000) common shares without par value of which One Million Nine Hundred Three Thousand Two Hundred Seventy Nine and Three Fifths (1,903,279 3/5) shares are issued and outstanding, every five (5) of such shares before consolidation being consolidated into one (1) share, and that the Memorandum of the Company be altered accordingly;

2. the authorized capital be increased from Four Million (4,000,000) common shares without par value, of which One Million Nine Hundred Three Thousand Two Hundred Seventy Nine and Three Fifths (1,903,279 3/5) common shares are issued and outstanding, to Twenty Million (20,000,00) common shares without par value of which One Million Nine Hundred Three Thousand Two Hundred Seventy Nine and Three Fifths (1,903,279 3/5) common shares are issued and outstanding, and that the Memorandum of the Company be altered accordingly; and

3. the name of the Company be changed to CONSOLIDATED CAPROCK RESOURCES LTD., and that the Memorandum of the Company is attached hereto as Schedule "A."

CERTIFIED a true copy this 1st day of September, 1989.

/s/  Illegible
--------------------------
     Name


      Director
--------------------------
Relationship to Company

                                  SCHEDULE "A"

                                   COMPANY ACT


          (As altered by Special Resolution passed September 19, 1988)


                               ALTERED MEMORANDUM


1.   The name of the Company is "CONSOLIDATED CAPROCK RESOURCES LTD."

2.   The  authorized   capital  of  the  Company   consists  of  TWENTY  MILLION
     (20,000,000) common shares without par value.

                                     Form 21
                                  (Section 371)

                          PROVINCE OF BRITISH COLUMBIA

                                                              Certificate of
                                                        Incorporation No. 256465

                                   COMPANY ACT

                               SPECIAL RESOLUTION

The following special resolutions were passed by the undermentioned Company on the date stated:

Name of Company:                             CONSOLIDATED CAPROCK RESOURCES LTD.

Date resolution passed:                      June 3, 1992

Resolution:

"BE IT RESOLVED, each as a Special Resolution, that:

1. The Twenty Million (20,000) common shares without par value in the capital of the Company, of which Three Million Six Hundred Forty Nine Two Hundred Eighty Four (3,649,284) shares are issued, be consolidated into Six Million Six Hundred Sixty Six Thousand Six Hundred Sixty Six and 66/100 (6,666,666.66) common shares without par value of which One Million Two Hundred Sixteen Thousand Four Hundred Twenty Eight (1,216,428) are issued, evey three (3) common shares before consolidation being consolidated into one (1) share and that the Memorandum of the Company be altered accordingly;

2. the authorized capital of the Company be increased from Six Million Six Hundred Sixty Six Thousand Six Hundred Sixty Six and 66/100 (6,666,666.66) common shares without par value, of which One Million Two Hundred Sixteen Thousand Four Hundred Twenty Eight (1,216,428) are issued, to Twenty Million (20,000) common shares without par value of which One Million Two Hundred Sixteen Thousand Four Hundred Twenty Eight (1,216,428) are issued and that the Memorandum of the Company be altered accordingly; and

3. the name of the Company be changed from CONSOLIDATED CAPROCK RESOURCES LTD., to MINCO MINING & METALS CORPORATION, and that the Altered Memorandum of the Company is attached hereto as Schedule "A."

CERTIFIED a true copy this 5th day of February, 1993.

/s/      Mark A. Kurschner
--------------------------
Name

      Solicitor
--------------------------
Relationship to Company

                                  SCHEDULE "A"

                                   COMPANY ACT


             (As altered by Special Resolution passed June 3, 1992)


                               ALTERED MEMORANDUM


1.   The name of the Company is "MINCO MINING & METALS CORPORATION."


2.   The  authorized   capital  of  the  Company   consists  of  TWENTY  MILLION
     (20,000,000) common shares without par value.

                                     Form 21
                                  (Section 371)

                          PROVINCE OF BRITISH COLUMBIA

                                                             Certificate of
                                                       Incorporation No. 256465

                                   COMPANY ACT

                               SPECIAL RESOLUTION


The following special resolutions were passed by the undermentioned Company on the date stated:

Name of Company:                        MINCO MINING AND METALS CORPORATION

Date resolution passed:                 June 25, 1996


Resolution:

"UPON MOTION duly made, IT WAS RESOLVED, as a Special Resolution, that the existing Articles of the Company, as filed with the British Columbia Registrar of Companies, be cancelled and that a new form of Articles be adopted as the Articles of the Company in substitution for, and in the exclusion of, the existing Articles of the Company."


CERTIFIED a true copy this 27th day of June, 1996.

/s/  Louis P. Salley
-------------------------
       Solicitor
Relationship to Company